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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Richard Prokosch
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918
(Name, address and telephone number of agent for service)

Regal Cinemas Corporation
(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization)	02-0624987 (I.R.S. Employer Identification No.)

7132 Regal Lane Knoxville, Tennessee (Address of Principal Executive Offices)	37918 (Zip Code)

8.625% Senior Notes Due 2019
(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
A 3 Theatres of San Antonio, Ltd.	Texas	74-2445508	7830
A 3 Theatres of Texas, Inc.	Delaware	95-4211888	7830
Consolidated Theatres Management, L.L.C.	Delaware	56-2100237	7830
Eastgate Theatre, Inc.	Oregon	93-0557513	7830
Edwards Theatres, Inc.	Delaware	33-0976218	7830
Frederick Plaza Cinema, Inc.	Maryland	04-2500121	7830
Hoyts Cinemas Corporation	Delaware	04-2981190	7830
Interstate Theatres Corporation	Massachusetts	04-1472970	7830
R.C. Cobb, Inc.	Alabama	63-0376608	7830
RCI/FSSC, LLC	New York	16-1768756	7830
RCI/RMS, LLC	Delaware	06-1683875	7830
Regal Cinemas Holdings, Inc.	Delaware	62-1843011	7830
Regal Cinemas, Inc.	Tennessee	62-1412720	7830
Regal CineMedia Corporation	Virginia	03-0398467	7830
Regal Entertainment Group	Delaware	02-0556934	7830
Regal Gallery Place, LLC	Washington D.C.	20-1702561	7830
Regal Investment Company	Colorado	52-2032807	7830
Richmond I Cinema, L.L.C.	Delaware	56-2115915	7830
UA Swansea, LLC	Tennessee	20-1997413	7830
United Artists Properties I Corp.	Colorado	84-1093560	7830
United Artists Realty Company	Delaware	22-2861013	7830
United Artists Theatre Company	Delaware	84-1198391	7830

(1)
The address and telephone number of each of the additional registrant guarantor's principal executive offices is c/o Regal Cinemas Corporation, 7132 Regal Lane, Knoxville, Tennessee 37918, (865) 922-1123.

FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

    Yes

Item 2.    AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

    None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

    1.
    A copy of the Articles of Association of the Trustee.*

    2.
    A copy of the certificate of authority of the Trustee to commence business.*

    3.
    A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

    4.
    A copy of the existing bylaws of the Trustee.**

    5.
    A copy of each Indenture referred to in Item 4. Not applicable.

    6.
    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

    7.
    Report of Condition of the Trustee as of June 30, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**
Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-159463 filed on August 21, 2009.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 8th of October, 2009.

By:	/s/ RICHARD PROKOSCH Richard Prokosch Vice President

By:	/s/ RAYMOND HAVERSTOCK Raymond Haverstock Vice President

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 8, 2009

By:	/s/ RICHARD PROKOSCH Richard Prokosch Vice President

By:	/s/ RAYMOND HAVERSTOCK Raymond Haverstock Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2009

($000's)

6/30/2009
Assets
Cash and Balances Due From Depository Institutions	$6,526,915
Securities	38,971,863
Federal Funds	3,558,381
Loans & Lease Financing Receivables	180,342,925
Fixed Assets	4,176,818
Intangible Assets	12,451,763
Other Assets	14,416,029

Total Assets	$260,444,694
Liabilities
Deposits	$174,406,310
Fed Funds	11,988,123
Treasury Demand Notes	0
Trading Liabilities	385,470
Other Borrowed Money	34,999,265
Acceptances	0
Subordinated Notes and Debentures	7,779,967
Other Liabilities	6,530,991

Total Liabilities	$236,090,126
Equity
Minority Interest in Subsidiaries	$1,647,451
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	10,046,897

Total Equity Capital	$24,354,568
Total Liabilities and Equity Capital	$260,444,694

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ RICHARD PROKOSCH Vice President
Date:	October 8, 2009

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  Item 1. GENERAL INFORMATION . Furnish the following information as to the Trustee.
  Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
  Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
  Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.